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                                  EXHIBIT 4

                     WARRANT PURCHASE AND SALE AGREEMENT


                  THIS WARRANT PURCHASE AND SALE AGREEMENT, dated as of March 10, 1997, by and between GFL ADVANTAGE FUND LIMITED, a British Virgin Islands corporation (the "Seller"), and Clearwater Fund IV LLC, a Delaware limited liability company (the "Buyer").

                             W I T N E S S E T H:

         WHEREAS, the Seller is the beneficial owner and registered holder of warrants (the "Warrants") to purchase 364,963 shares of Common Stock, $.01 par value (the "Common Stock"), of Enzon, Inc., a Delaware corporation ("Enzon"); and

         WHEREAS, subject to the terms and conditions of this Agreement, the Seller desires to sell to the Buyer and the Buyer desires to purchase from the Seller, the Warrants;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                ARTICLE XIII.

                             Purchase and Sale of
                           Warrants; Purchase Price

                  A. Sale of Warrants. On the terms and subject to the conditions herein set forth, the Buyer shall purchase and pay for, and the Seller shall sell, assign and transfer to the Buyer, Warrants to purchase 364,963 shares of Common Stock. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares." The Seller and the Buyer agree that, upon transfer of the Warrants to be purchased by the Buyer pursuant hereto, the Seller shall, without further act, sell, assign and transfer to the Buyer all of the Seller's rights relating to such Warrants under the Registration Rights Agreement, dated as of January 31, 1996, by and between Enzon and the Seller (the "Registration Rights Agreement").

                  B. Purchase Price. The total purchase price to be paid by the Buyer for the Warrants to be purchased by the Buyer (the "Purchase Price") shall be Two Hundred Eighteen Thousand Nine Hundred Seventy Seven and eighty one hundredths Dollars ($218,977.80).

                  C. Closing Payment. The Buyer shall pay the Purchase Price by delivering good funds in United States Dollars to the escrow agent (the

"Escrow Agent") identified in the Joint Escrow

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Instructions attached hereto as Annex I (the "Joint Escrow Instructions"):


                  Citibank, N.A.
                  153 East 53rd Street
                  New York, New York
                  ABA No. 021000089

                  For credit to the account of Brian W. Pusch
                     Attorney Escrow Account
                  Account No. 3717 9446

Such delivery of funds shall be made against delivery by the Seller to the Buyer of the Warrants at the Closing (as defined herein). Promptly following payment by the Buyer to the Escrow Agent of an amount equal to the Purchase Price, but in no event later than the Closing Date, the Seller shall deliver to the Escrow Agent the Warrants, duly endorsed in blank or with a power affixed thereto, in proper form for transfer, accompanied by all requisite securities transfer stamps. By signing this Agreement, the Buyer and the Seller each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.


                                 ARTICLE XIV.

                   Representations and Warranties of Seller

                  The Seller represents and warrants to the Buyer as follows:

                  A. Title to Warrants. The Seller has good and marketable title to the Warrants, free and clear of any and all liens, pledges, charges, encumbrances, and claims and rights of others of any nature whatsoever, and, if the Buyer is without notice of any adverse claim with respect to the Warrants, upon consummation of the transactions contemplated hereby, the Buyer will acquire good and marketable title to the Warrants, free and clear of any and all liens, pledges, charges, encumbrances, and claims and rights of others of any nature whatsoever other than the restrictions referred to in Section 3.4 of this Agreement.

                  B. Organization and Corporate Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has the corporate power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby on the part of the Seller.

                  C.  Authorization and Binding Effect.  The execution,

delivery and performance of this Agreement by the Seller, and the consummation of the transactions contemplated hereby on the part

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of the Seller,  will have been duly authorized by all necessary corporate action on the part of the Seller on or before the Closing Date. Subject to the immediately preceding sentence, this Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and except as the availability of particular remedies of specific performance may be limited under generally applicable rules of law, whether enforcement is sought at law or in equity.

                  D. Agreement Not in Violation of Law or Other Agreements. Subject to the first sentence of Section 2.3 hereof, the execution, delivery and performance of this Agreement by the Seller, and the consummation of the transactions contemplated hereby on the part of the Seller, (a) do not violate any material order, decree, judgment or award to which the Seller or any of its properties is subject; and (b) do not and will not result in a breach of, or constitute a default under, or constitute an event which with notice or lapse of time or both would become a default under, the Articles of Association or Memorandum of Association of the Seller or any indenture, loan agreement, credit facility, material lease, or other material agreement or material instrument to which the Seller is a party or by which the Seller or any of its properties is bound. Subject to the first sentence of Section 2.3 hereof, no authorization, approval or consent of, or notice to or filing with, any party is or will be required for the execution, delivery or performance of this Agreement by the Seller or the consummation by the Seller of the transactions on its part contemplated hereby.


                                 ARTICLE XV.

                   Representations and Warranties of Buyer

                  The Buyer represents and warrants to the Seller as follows:

                  A. Organization and Corporate Authority. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby on the part of the Buyer.

                  B. Authorization and Binding Effect. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby on the part of the Buyer, have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer, and this Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable in

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accordance  with its terms,  except as may be limited by applicable  bankruptcy, reorganization, insolvency, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and except as the availability of particular remedies of specific performance may be limited under generally applicable rules of law, whether enforcement is sought at law or in equity.

                  C. No Violation of Law or Other Agreements. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby on the part of the Buyer (a) do not violate any material provision of applicable law or regulation or any material order, decree, judgment or award to which the Buyer or any of its properties is subject; and (b) do not and will not result in a breach of, or constitute a default under, or constitute an event which, with notice or lapse of time or both, would become a default under, the [Certificate of Incorporation or By-Laws] of the Buyer or any indenture, loan agreement, credit facility, material lease or other material agreement or material instrument to which the Buyer is a party or by which the Buyer or any of its properties is bound. No authorization, approval or consent of, or notice to or filing with, any party is or will be required for the execution, delivery or performance of this Agreement by the Buyer or the consummation of the transactions contemplated hereby or thereby by the Buyer.

                  D. Purchase for Investment. The Warrants to be acquired by the Buyer as provided in this Agreement are being acquired by the Buyer for its own account for investment and not with a view to their public distribution; the Buyer is an accredited investor (as that term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")); the Buyer will not distribute any of the Warrants in violation of applicable state securities or "blue sky" laws or the 1933 Act or the applicable rules and regulations of the SEC thereunder; the Buyer understands that the Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and State securities laws; the Buyer has been furnished with all materials relating to the business, finances and operations of Enzon which have been requested by the Buyer; the Buyer understands that no United States federal or state agency or any other government or governmental agencies has passed on or made any recommendation or endorsement of the Warrants; and the Buyer has had an opportunity to obtain and to review Enzon's Prospectus, dated May 7, 1996, and the documents and reports incorporated therein by reference.

                                 ARTICLE XVI.

                                   Closing

                  The closing hereunder (the "Closing") shall take place at 10:00 a.m., New York City time, at the offices of the Escrow


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Agent on the date which is one  business day after the date the Buyer shall have deposited an amount equal to the Purchase Price with the Escrow Agent. The date of the Closing is referred to in this Agreement as the "Closing Date".


                                ARTICLE XVII.

                              Certain Covenants

                  A. Best Efforts. The Buyer and the Seller shall use their best efforts to cause the respective conditions to their obligations to close the transaction contemplated hereby to be satisfied on or before the Closing Date. The Seller and the Buyer agree to furnish a copy of this Agreement to Enzon promptly after the Closing.

                  B. Covenants with Enzon. The Buyer agrees with Enzon that, upon transfer to the Buyer of the Warrants to be purchased by the Buyer pursuant hereto, the Buyer shall be bound by all of the provisions of the Registration Rights Agreement. For purposes of Section 9 of the Registration Rights Agreement, the name and address of the Buyer are as set forth in Section 8.7 hereof and the Warrants which the Buyer is acquiring are as set forth herein.


                                ARTICLE XVIII.

                Conditions Precedent to Obligations of Seller

                  The obligations of the Seller to sell the Warrants to the Buyer under this Agreement are subject to the satisfaction of the following conditions at or before the Closing:

                  A. Payments. The Escrow Agent shall have received the Purchase Price payable by the Buyer.

                  B. Buyer's Performance. All of the covenants and agreements to be complied with and performed by the Buyer on or before the Closing Date shall have been complied with and performed in all material respects.

                  C. Correctness of Buyer's Representations. All representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

                  D. Certain Consents. Enzon shall have consented to the transfer of the Warrants and assignment of rights under the Registration Rights Agreement.



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                                 ARTICLE XIX.

                 Conditions Precedent to Obligations of Buyer

                  The obligations of the Buyer to purchase the Warrants under this Agreement are subject to the satisfaction of the following conditions at or before the Closing:

                  A. Seller's Performance. All of the covenants and agreements to be complied with and performed by the Seller on or before the Closing Date shall have been complied with and performed in all material respects.

                  B. Correctness of Seller's Representations. All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

                  C. Certain Consents. Enzon shall have consented to the transfer of the Warrants and assignment of rights under the Registration Rights Agreement.

                  D. Delivery of Certain Documents by Seller. (i) The Seller shall have delivered to the Escrow Agent the Warrants, duly endorsed in blank or with stock powers affixed thereto, in proper form for transfer, accompanied by all requisite securities transfer stamps; and

                  (ii) Enzon shall have received an opinion of the Law Offices of Brian W. Pusch meeting the requirements of Section 2(f) of the Securities Purchase Agreement, dated as of January 31, 1996, by and between Enzon and the Seller, reasonably satisfactory in form, scope and substance to Enzon, in the form attached hereto as Annex II.


                                 ARTICLE XX.

                                   General

                  A. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof. There are no agreements which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by the party to be charged with enforcement.

                  B. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of Section 5.2, Enzon; provided, however, this Agreement and all rights hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto.

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                  C.  Separate Counterparts.  This Agreement may be executed in counterparts, each of which when so executed shall constitute an original and all of which when taken together shall constitute but one instrument.

                  D. Transaction Costs. Each party to this Agreement shall be responsible for its own costs attendant to the transactions contemplated by this Agreement, whether or not the Closing occurs.

                  E. Cumulative Remedies. The remedies of the parties hereunder shall be cumulative, and the exercise by the Buyer of any of its remedies at law or in equity to recover any damages shall not affect any other remedy available to the Buyer and the exercise by the Seller of any of its remedies at law or in equity to recover any damages shall not affect any other remedy available to the Seller.

                  F. Survival of Representations and Warranties. The respective representations and warranties of the Seller and the Buyer set forth in this Agreement shall survive the Closing notwithstanding any investigation made by or on behalf of any such party.

                  G. Notices. Except as otherwise expressly provided herein, all notices hereunder, to be effective, shall be in writing and shall be mailed by certified mail, postage and fees prepaid, or delivered personally or by telephone line facsimile transmission to the party to be notified as follows:

                  (i)      If to the Seller:

                           c/o CITCO
                           Kaya Flamboyan 9
                           Curacao, Netherlands Antilles

                           Facsimile No. 011-599-932-2008

                           with a copy to:

                           Genesee International, Inc.
                           10500 N.E. 8th Street
                           Suite 1920
                           Bellevue, Washington 98004

                           Facsimile No. 206-462-4645

                  (ii)     If to the Buyer:

                           611 Druid Road East
                           Suite 200

                           Clearwater, Florida 34616

                           Facsimile No. 813-443-0143


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and shall be effective, in the case of mailing, four days after deposit with the
United States Postal Service and, in all other cases, on receipt.

                  A party may change the address to which such communications are to be directed to it by giving written notice to the other parties hereto of such change in the manner above provided.

                  H. Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision.

                  I. No Waiver. The failure of a party at any time or times to require performance of any provision hereof shall not in any manner affect its right at a later time to enforce the same. No waiver by a party of any condition, or of the breach of any term, covenant, representation, warranty or agreement contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation, warranty or agreement contained in this Agreement.

                  J. Brokers, Finders, Etc. Each of the Buyer and the Seller represents and warrants to the other that it has not retained or dealt with any person as broker, finder or otherwise (each, a "Claimant" and collectively, the "Claimants") as would entitle any such person to any fee or other compensation in connection with the transactions contemplated by this Agreement and each of the Buyer and the Seller agrees to indemnify and hold harmless the other against any claim, cost or liability from any Claimant claiming by or through the party giving such indemnity.

                  K. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  L. Headings. The Article and Section headings and captions contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.



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                  IN WITNESS WHEREOF,  the Buyer and the Seller have caused this
Agreement to be duly executed by their respective officers as of the date first above written.

                                  GFL ADVANTAGE FUND LIMITED



                                  By   /s/ A.P. de Groot
                                    ------------------------------
                                    Name:   A.P. de Groot
                                    Title:  President


                                  CLEARWATER FUND IV LLC



                                  By   /s/ Hans F. Heye
                                    ------------------------------
                                    Name:   Hans F. Heye
                                    Title:  Managing Member



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